Exhibit 10.26

1 FIRST AMENDMENT OF LEASE THIS FIRST AMENDMENT OF LEASE (the “Amendment”), made as of December 30, 2022, between CAMPUS 100 LLC, a New Jersey limited liability company, having an office at c/o Opal Holdings, LLC, 1140 Avenue of the Americas, Suite PH, New York, New York 10036 (the “Landlord”), and CELLECTAR BIOSCIENCES, INC., a Delaware corporation, having an address at 100 Campus Drive, Suite 207, Florham Park, New Jersey 07932 (the “Tenant”). W I T N E S S E T H : WHEREAS, Landlord and Tenant are parties to a Lease Agreement dated June 4, 2018 (the “Original Lease”), pursuant to which Tenant leases from Landlord a certain portion of rentable space located on the second (2nd) floor in the building (the “Building”) located at 100 Campus Drive, Park Avenue at Morris County, Florham Park, New Jersey 07932 and which space the parties have agreed is comprised of 3,983 rentable square feet (the “Demised Premises”), which Demised Premises is more particularly described in the Original Lease; WHEREAS, the Original Lease, together with this Amendment, is sometimes herein collectively referred to as the “Lease”; WHEREAS, the current Expiration Date and the end of the Term of the Original Lease is February 29, 2024; and WHEREAS, Landlord and Tenant have agreed to extend the Term and the Expiration Date of the Original Lease, and Landlord and Tenant desire to modify certain other provisions of the Original Lease, on the terms hereinafter set forth. NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Incorporation of Recitals. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. 2. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Lease. 3. Effective Date. The effective date (“Effective Date”) of this Amendment shall be upon the date hereof. 4. Extension of Term; New Expiration Date; New Commencement Date; First Amendment Term; Insurance; Representations of Tenant; Certificate. (A) Extension of Term; New Expiration Date. The Expiration Date of the Original Lease, and the Term of the Original Lease are hereby extended from February 29, 2024 until April 30, 2029 (such date, the “New Expiration Date”). All references in the Original Lease to the word “Term” shall be deemed to refer to the Term as so extended as provided above, unless the context clearly indicates

2 otherwise. All references in the Original Lease to the words “Expiration Date” shall be deemed to refer to the New Expiration Date as provided above, unless the context clearly indicates otherwise. (B) Use. Tenant covenants that the Demised Premises shall be used by Tenant for the Permitted Use described in Section V of the Preamble to the Original Lease only and for no other use or purpose whatsoever. (C) New Commencement Date; First Amendment Term. The “New Commencement Date” shall be March 1, 2023. The period beginning with the New Commencement Date and ending on the New Expiration Date is sometimes herein referred to as the “First Amendment Term”. (D) Insurance. On or prior to the New Commencement Date, Tenant shall deliver to Landlord a binding, valid and currently effective certificate of insurance (as provided in Section 9 below) naming Landlord and the other parties designated by Landlord as “additional insureds” thereunder and providing for the Demised Premises to be insured as provided for therein and in the Original Lease, as amended hereby. (E) Representations. (i) Tenant hereby represents and warrants to Landlord that: (a) Tenant has not heretofore sublet the Demised Premises nor assigned all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in Tenant’s interest in, to, or under, the Lease with respect to the Demised Premises (other than Landlord and any ground lessors of Landlord or holders of any mortgage, deed of trust or similar instrument entered into by Landlord with respect to the Building and/or the Complex); and (c) Tenant has the full right, legal power and actual authority to enter into this Amendment without the consent of any person, firm or entity. (ii) Landlord hereby represents and warrants to Tenant that it has the full right, legal power and actual authority to enter into this Amendment without the consent of any person, firm or entity. (iii) The representations and warranties set forth in this Section shall survive the termination of the Lease. (F) Until the day preceding the New Commencement Date, with time being of the essence, Tenant shall continue to timely pay to Landlord the Monthly Fixed Rent, Additional Rent (including, without limitation, payments for Tenant’s Proportionate Share of increases in Real Estate Taxes and Operating Expenses) and any and all additional charges for the Demised Premises as provided in the Original Lease. (G) [Intentionally omitted.] 5. Rent for the Demised Premises During the First Amendment Term. (A) Commencing on the New Commencement Date, Tenant hereby covenants to pay Landlord Monthly Fixed Rent with respect to the Demised Premises (the “1A Monthly Fixed Rent”), as described hereinbelow and in accordance with the terms and conditions set forth in the Original Lease, as amended hereby, without deduction or offset (except as may be otherwise expressly provided in the Lease), payable in advance on or before the first day of each month, in lawful money of the United States, without notice or demand, by check made payable to CAMPUS 100 LLC at c/o Opal Holdings, LLC, 1140 Avenue of the Americas, Suite PH, New York, New York 10036, or to such other place or to such other person as Landlord may designate from time to time by written notice to the Tenant. The covenant to pay 1A Monthly Fixed Rent is independent of any other covenant, agreement, term, or condition contained in the Lease and shall not be deemed to extinguish or otherwise modify Tenant's obligation to pay to Landlord any Monthly Fixed Rent and/or Additional Rent with respect to the Demised Premises as set forth in the Lease through and including the day preceding the New Commencement Date. Except as may be otherwise expressly provided in the Lease, there shall be no abatements of 1A Monthly Fixed Rent and/or Additional Rent for the Demised Premises under the Lease. Tenant shall continue to pay all sums of Monthly Fixed Rent and/or Additional Rent with respect to the Demised Premises as set forth in the Original Lease through and including the day prior to the New Commencement Date, and effective as of the New Commencement Date and thereafter through and including the New Expiration Date, the Monthly Fixed Rent and/or Additional Rent payable by Tenant under the Lease for the Demised Premises shall be as described in this Amendment.

(B) 1A Monthly Fixed Rent (excluding electricity charges payable by Tenant as described in other provisions of this Amendment) for the Demised Premises for the period commencing on the New Commencement Date and through and including the New Expiration Date shall be as follows:

Period	Annual Fixed Rent	Monthly Fixed Rent	Rate/SF
3/1/23– 2/29/24	$141,396.50	$11,783.04	$35.50
3/1/24 – 2/28/25	$144,224.43	$12,018.70	$36.21
3/1/25 – 2/28/26	$147,092.19	$12,257.68	$36.93
3/1/26 – 2/28/27	$150,039.61	$12,503.30	$37.67
3/1/27 – 2/29/28	$153,066.69	$12,755.58	$38.43
3/1/28 – 2/28/29	$156,093.77	$13,007.81	$39.19
3/1/29 – 4/30/29	$159,200.51	$13,266.71	$39.97

(C) [Intentionally omitted.]

(D) During the period commencing on the New Commencement Date and through and including the New Expiration Date, Tenant shall continue to pay all sums of Additional Rent (including, without limitation, payments for Tenant's Proportionate Share of increases in Real Estate Taxes and Operating Expenses) to Landlord as provided for in the Original Lease, as amended hereby, and there shall be no abatement whatsoever of the obligation of Tenant to pay all sums of Additional Rent payable under the Original Lease, as amended hereby, except as may be otherwise expressly provided in the Lease.

3

4 (E) The monthly Fixed Rent (but not Additional Rent, electric charges, or any other charges or Additional Rent due hereunder) shall abate for the following months only: January, 2023 and January, 2024. If prior to or during said months of abatement of monthly Fixed Rent, Tenant commits a default and does not cure it within the time provided for cure, if any, the foregoing abatement shall immediately cease and Tenant shall thereafter pay the full monthly Fixed Rent for such applicable month(s) when due, without the abatement. (F) In no event shall Tenant be entitled to measure, remeasure or adjust the square footage of the Demised Premises after the Effective Date of this Amendment and none of the provisions of the Lease, including, without limitation, the Monthly Fixed Rent and Additional Rent, shall ever be modified based on such square footage. 6. Electricity. During the First Amendment Term, Tenant shall pay the electricity charges and fees for electricity consumption in the Demised Premises in accordance with the terms and provisions of Article 15 of the Original Lease. 7. [Intentionally omitted.] 8. Condition of the Demised Premises. Tenant acknowledges that Tenant has inspected the Demised Premises and agrees to accept the Demised Premises on the New Commencement Date in its “AS IS” condition as of the Effective Date and that Landlord shall not be obligated to make any repairs, alterations, decorations, improvements or additions to prepare said premises for Tenant’s occupancy whatsoever. The foregoing shall not serve to mitigate any of Landlord’s maintenance and repair obligations which may be expressly set forth in the Original Lease. 9. Insurance. Tenant hereby agrees that it shall comply with and shall obtain insurance in limits and complying with the requirements contained in the provisions of Article 10 of the Original Lease and other applicable provisions of the Original Lease with respect to the Demised Premises throughout the Term of the Lease, as amended hereby. 10. Modification of Certain Lease Provisions. The following terms and provisions of the Original Lease are hereby modified as follows: (i) Security Deposit. As of the Effective Date, the security deposit held by Landlord in the amount of $75,000.00 shall be reduced to the amount of $23,566.08 (with the amount of $51,433.92 from the Security Deposit to be returned by Landlord to Tenant within 30 days after the Effective Date, provided Tenant is not in default of the Lease beyond the expiration of any applicable notice and cure periods which may be expressly provided in the Original Lease), such sum to be held, used, and applied by Landlord in accordance with Article 20 of the Original Lease. (ii) Renewal Option. Tenant shall continue to have the option to extend the First Amendment Term for one (l) additional period of sixty (60) months as set forth in Article 24 of the Original Lease commencing immediately after the expiration of the First Amendment Term.

5 (iii) Parking. Effective from and after the New Commencement Date: (A) Section XIV of the Preamble to the Original Lease is herein replaced as follows: “Fifteen (15), consisting of one (1) exclusive space reserved in the surface parking area serving the Building and one (1) exclusive space reserved in the interior parking garage serving the Building (collectively, the “Exclusive Spaces”), as depicted on the parking plan attached hereto as Exhibit E, and thirteen (13) non-exclusive spaces in the common parking area serving the Building and other buildings on the Land (collectively, the “Non-Exclusive Spaces”). Parking spaces are subject to the further provisions of Paragraph 23 of this Lease”. (B) Section 23 of the Original Lease is herein replaced as follows: “23. Parking. Tenant shall have the right under this Lease to the exclusive use of the Exclusive Spaces reserved in the surface parking area serving the Building and in the interior parking garage serving the Building as depicted on the parking plan attached hereto as Exhibit E, and the nonexclusive use of the Non-Exclusive Spaces in the open common parking lot on the Land serving the Building and other buildings on or to be constructed on the Land. Tenant shall comply with such reasonable Rules and Regulations as Landlord may promulgate from time to time with respect to said parking.” (iv) Effective from and after the New Commencement Date, the term "Initial Year” as set forth in Section 3(a) of the Original Lease, shall mean the calendar year 2023. 11. Broker. Landlord and Tenant acknowledge and agree that CBRE, Inc. and Cushman and Wakefield of New Jersey, Inc. (collectively, the “Broker”) acted as the sole brokers or agentsin connection with this Amendment. Landlord and Tenant represent and warrant to the other that it has dealt with no broker, finder or like agent in connection with this Amendment other than Broker, and no conversations or negotiations were had with any other broker concerning the renting of the Demised Premises pursuant to this Amendment. Landlord and Tenant do hereby agree to indemnify and hold the other harmless from and against any and all loss, cost, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by the indemnified party by reason of any claim of, or liability to, any broker, finder or like agent (except for Broker) who shall claim to have dealt with the indemnified party in connection with this Amendment. 12. Notices. Article 18 of the Original Lease (as the same may have been modified from time to time) is hereby amended to reflect that copies of all notices, demands, statements, or other communications sent to Landlord shall be sent to the following addresses: If to Landlord: CAMPUS 100 LLC c/o Opal Holdings, LLC 1140 Avenue of the Americas, Suite PH New York, New York 10036

6 With a copy to: Mr. Thomas M. Lynch Real Estate Manager CBRE | Property Management 100 Campus Drive, 1st Floor Florham Park, New Jersey 07932 With a copy to: David J. Feit, Esq. Law Offices of David J. Feit, Esq., PLLC 22 Cortlandt Street, Suite 803 New York, New York 10007 13. Subordination. The term “Lease”, as referred to in Article 16 of the Original Lease, shall be deemed to mean and refer to the Original Lease, as the same may be amended from time to time (including, without limitation, by this Amendment). 14. [Intentionally omitted.] 15. Binding Effect. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease, as hereby supplemented, their respective legal successors and assigns. 16. Modification. This Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought. 17. Consent to Jurisdiction; Waiver of Immunity. (A) Consent to Jurisdiction. Each of Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to the Lease, and all actions to enforce the Lease, shall be dealt with and adjudicated in the state courts of the State of New Jersey or the Federal District Court for the District of New Jersey; and for that purpose Landlord and Tenant expressly and irrevocably submits itself to the jurisdiction of such courts. Landlord and Tenant agree that so far as is permitted under applicable legal requirements, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in the Lease, or as otherwise permitted by applicable legal requirements, shall be necessary in order to confer jurisdiction upon it in any such court. Landlord and Tenant further agree that judgment against it in any such action or proceeding shall be conclusive and, to the extent permitted by applicable legal requirements, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. (B) Waiver of Immunity. To the extent that Landlord or Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of Landlord and Tenant irrevocably waives such immunity in respect of its obligations under the Lease.

7 18. Anti-Terrorism Requirements. Landlord and Tenant represent and warrant that (a) it is not listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited and (b) it is not in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. 19. Ratification. Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Original Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the Term of the Lease, as amended hereby. 20. No Claims. (A) (i) Tenant hereby represents to Landlord that it has no causes of action, defenses, setoffs, claims or demands whatsoever, in law or in equity, against the Landlord as of the Effective Date of this Amendment, based upon or by reason of any matter, cause or thing whatsoever, arising out of the Original Lease. (ii) Landlord hereby represents to Tenant that it has no causes of action, claims or demands whatsoever, in law or in equity, against the Tenant as of the Effective Date of this Amendment, based upon or by reason of any matter, cause or thing whatsoever, arising out of the Original Lease, other than those relating to the true-up and reconciliation of Additional Rent and any Monthly Fixed Rent which may be currently due under the Original Lease. (B) (i) Tenant certifies as of the Effective Date hereof that (a) the Original Lease is in full force and effect, (b) there are no uncured defaults on the part of Tenant or, to the Tenant’s knowledge, Landlord, under the Original Lease, and (c) there are no outstanding obligations by Landlord to Tenant related to any Tenant improvements to the Demised Premises, including, but not limited to, any tenant improvement allowance. (ii) Landlord certifies as of the Effective Date of this Amendment that (a) the Original Lease is in full force and effect, (b) to the Landlord’s knowledge there are no uncured defaults on the part of Tenant under the Original Lease, and (c) to the Landlord’s knowledge there are no outstanding obligations owed by Tenant to Landlord under the Original Lease, other than with respect to true-ups or reconciliations of Additional Rent and any Monthly Fixed Rent which may be currently due under the Original Lease. 21. Counterparts; Electronic Execution. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but one and the same instrument. Photocopies and electronically scanned or faxed copies of original signature pages, and/or digital or electronic signature pages executed using “DocuSign” or other method of electronic execution, shall be deemed originals in all respects and binding on the parties. At either party’s request, both parties hereto shall execute and deliver to each other originally-executed conforming duplicates of this Amendment.

8 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written. LANDLORD: CAMPUS 100 LLC, a New Jersey limited liability company By: ___________________________ Name: Title: TENANT: CELLECTAR BIOSCIENCES, INC., a Delaware corporation By: __________________________ Name: Chad J. Kolean Title: CFO & Corporate Secretary Eric Zabarkus Authorized Signatory

E-1 EXHIBIT E

100 Campus Drive Reserved Parking Cellectar – 1 18